EXHIBIT 21

                                SUBSIDIARIES OF
                        CONNECTICUT ENERGY CORPORATION



                Name                                  State of Incorporation
                ----                                  ----------------------
The Southern Connecticut Gas Company                        Connecticut

CNE Development Corporation                                 Connecticut

CNE Energy Services Group, Inc.                             Connecticut

CNE Venture-Tech, Inc.                                      Connecticut